UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2012

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South, Iselin, NJ 08830

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2012, Maidenform Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

	For	Withheld	Broker Non-Vote
Karen Rose	20,329,402	1,583,253	302,664
Norman Axelrod	21,690,027	222,628	302,664
Harold F. Compton	21,690,012	222,643	302,664
Barbara Eisenberg	21,898,616	14,039	302,664
Nomi Ghez	21,900,007	12,648	302,664
Maurice S. Reznik	21,796,314	116,341	302,664

Proposal 2

Proposal 2 was a management proposal to hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the say-on-pay vote).  This proposal was approved.

For	Against	Abstained	Broker Non-Vote
21,489,431	385,110	38,114	302,664

Proposal 3

Proposal 3 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 29, 2012, as described in the proxy statement. This proposal was approved.

For	Against	Abstained
20,580,442	1,633,222	1,655

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: May 25, 2012	By:	/s/ Christopher W. Vieth
		Name:	Christopher W. Vieth
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

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